               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Registration Statement on Form SB-2 of our report dated February 10, 2003 related to the financial statements of Space Telecom,
Inc. and to the reference of our firm under the caption "experts" in the
Prospectus.

/s/ Holyfield & Thomas, LLC

West Palm Beach, Florida
February 10, 2003